UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Alan S. Bigman informed the Board of Directors (the “Board”) of Evolve Transition Infrastructure Partners GP LLC (the “General Partner”), the general partner of Evolve Transition Infrastructure LP (the “Partnership”), of his resignation as a member of the Board effective as of March 31, 2021. Mr. Bigman served as the chairman of the audit committee and as a member of the conflicts committee. Mr. Bigman was also designated as the audit committee financial expert, as defined under Item 407(d)(5)(ii) of Regulation S-K. Mr. Bigman’s resignation was not the result of any disagreement with the Board, the General Partner or the Partnership.

Effective March 31, 2021, the Board appointed Richard S. Langdon, who currently serves as a member of the audit committee and as chairman of the conflicts committee, to serve as the chairman of the audit committee. The Board also designated Mr. Langdon as the audit committee financial expert. Mr. Langdon qualifies as an independent director under the rules of the Securities and Exchange Commission and the NYSE American.

Effective March 31, 2021, the Board appointed Steve E. Meisel to serve as a member of the audit committee and the conflicts committee to fill the vacancies created by Mr. Bigman’s resignation. Due to Mr. Langdon being appointed to replace Mr. Bigman as the chairman of the audit committee, the Board appointed Mr. Meisel to replace Mr. Langdon as the chairman of the conflicts committee. Mr. Langdon will continue to serve as a member of the conflicts committee. Mr. Meisel is a current member of the Board and qualifies as an independent director under the rules of the Securities and Exchange Commission and the NYSE American. Mr. Meisel meets the qualification requirements set forth under the rules of the Securities and Exchange Commission and the NYSE American, and under the terms of the audit committee charter, for service on the audit committee. Mr. Meisel also meets the qualification requirements set forth in the Partnership’s partnership agreement for service on the conflicts committee.

Item 8.01Other Events.

On March 31, 2021, the Board reviewed the compensation of the independent members of the Board and determined that in consideration of the current composition of the Board and the current strategies and goals of the Partnership, a simplified compensation structure without the opportunity for equity compensation is desirable. The Board determined that, effective as of April 1, 2021, the compensation of the independent members of the Board will consist of a monthly $12,500 retainer, payable on the last day of each calendar month commencing in April 2021. A summary is attached hereto as Exhibit 10.1 and incorporated into this Item 8.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Summary Compensation of Independent Directors of Evolve Transition Infrastructure GP LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: March 31, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary